UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

BOWATER INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	1-8712	62-0721803
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

	Bowater Incorporated 55 East Camperdown Way P.O. Box 1028 Greenville, South Carolina	29602
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 271-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Bowater Incorporated (“Bowater”), a subsidiary of AbitibiBowater Inc. (“AbitibiBowater”), and certain of Bowater’s direct and indirect subsidiaries, entered into amendments, dated as of February 25, 2008 (the “Amendments”), to Bowater’s U.S. and Canadian credit agreements. The Amendment to the U.S. credit agreement was entered into between Bowater and certain subsidiaries of Bowater, AbitibiBowater, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent for the various lenders under that credit agreement. The Amendment to the Canadian credit agreement was entered into among Bowater, Bowater Canadian Forest Products Inc. (an indirect subsidiary of Bowater), Bowater and certain subsidiaries of Bowater, AbitibiBowater, certain lenders party thereto and The Bank of Nova Scotia, as Administrative Agent for the lenders party to that credit agreement. The Amendments principally (i) contemplate the transfer by Bowater of the Catawba, South Carolina mill assets and related operations to a new wholly owned subsidiary of Bowater (the “Catawba Subsidiary”); (ii) permit the transfer of the equity of the Catawba Subsidiary to AbitibiBowater, (iii) make the Catawba Subsidiary an additional borrower under the U.S. credit agreement and a guarantor of the Canadian Obligations; (iii) permit the Catawba Subsidiary, AbitibiBowater, Bowater and/or certain of their subsidiaries to incur up to an aggregate of $700 Million of additional secured indebtedness, subject to certain conditions; (iv) for 2008, increase the Applicable Margin and increase the First Lien Leverage Ratio requirement and decrease the Interest Coverage Ratio requirement and (v) waive any and all defaults that may have occurred as a result of a failure by Bowater and its subsidiaries to comply with certain financial covenants. The amendments contemplate that the Catawba Subsidiary will grant a mortgage on the Catawba mill assets on or before March 31, 2008 as security for $250 Million of the indebtedness outstanding under the U.S. credit agreement and for $50 Million as security for the Canadian credit agreement.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment and Waiver, dated as of February 25, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Incorporated, certain subsidiaries of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the Canadian Lenders party thereto and Wachovia Bank, National Association, as administrative agent for the Lenders party thereto

10.2	Third Amendment and Waiver, dated as of February 25, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, certain subsidiaries and affiliates of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED

By:	/s/ William A. McCormick
Name:	William A. McCormick
Title:	Assistant Secretary

Dated: February 29, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Third Amendment and Waiver, dated as of February 25, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Incorporated, certain subsidiaries of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the Canadian Lenders party thereto and Wachovia Bank, National Association, as administrative agent for the Lenders party thereto

10.2	Third Amendment and Waiver, dated as of February 25, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, certain subsidiaries and affiliates of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto